Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy Vice President, Investor Relations

(760) 603-7200

NOT FOR IMMEDIATE RELEASE

Invitrogen Announces Fourth Quarter and Full Year 2007 Results

Fourth quarter revenue of $336 million, 12 percent increase

Full year 2007 GAAP EPS from continuing operations $2.69

Fourth quarter and full year 2007 Non-GAAP EPS $1.15 and $4.57, respectively

Free cash flow $56 million in the quarter, $245 million full year

CARLSBAD, Calif.—(BUSINESS WIRE)—Feb. 5, 2008—Invitrogen Corporation (Nasdaq:IVGN) today announced results for its fourth quarter and full year ended December 31, 2007. Revenues for the fourth quarter were $336 million, resulting in full year sales of $1,282 million, an increase of 11 percent over the $1,151 million reported for 2006.

“Our strong fourth quarter and full year results demonstrate solid execution and our ability to deliver sustainable, consistent results,” said Greg Lucier, Chairman and Chief Executive Officer of Invitrogen. “Going forward, we are well-poised to execute on our two-pronged strategy of optimizing our core business while investing in high-growth areas such as cell biology and specialty cell systems.”

Fourth quarter diluted earnings per share from continuing operations were $0.82, which includes $0.10 per share of stock option expensing and $0.23 per share for amortization and other items. On a non-GAAP basis, which excludes these items, diluted earnings per share was $1.15, an increase of 16 percent over the same period last year. For the full year, diluted earnings per share from continuing operations was $2.69, which includes $0.51 per share of stock option expensing and $1.37 of other items noted in the table below. On a non-GAAP basis, full year earnings per share were $4.57, an increase of 30 percent over the prior year. The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods.

	Three Months Ending December 31,			Twelve Months Ending December 31,
	2007	2006	%	2007	2006	%
GAAP earnings per share as reported	$0.83	($2.08)	n/m	$2.95	($3.72)	n/m
Discontinued operations	($0.01)	$2.54	n/m	($0.26)	$5.16	n/m

GAAP earnings per share from continuing operations	$0.82	$0.46	78%	$2.69	$1.44	87%
Amortization of acquisition related expenses	$0.22	$0.36	(39%)	$1.31	$1.46	(10%)
Stock option expense (FAS123R)	$0.10	$0.13	(23%)	$0.51	$0.57	(11%)
Business integration and other expense	$0.01	$0.04	n/m	$0.06	$0.04	n/m

Non-GAAP earnings per share	$1.15	$0.99	16%	$4.57	$3.51	30%

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Reconciliations between Invitrogen’s results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.invitrogen.com.

Analysis of Fourth Quarter and Fiscal Year 2007 Results

•	Fourth quarter 2007 revenues increased 12 percent over the previous year, driven by solid growth in all businesses and positive currency benefits.

•	The net effect of foreign currency on fourth quarter 2007 revenues was a favorable impact of 5 percent.

•

Gross margin, on a non-GAAP basis, was 63.1 percent in the fourth quarter. This represents an increase of 110 basis points from the same period in the prior year, due to fixed cost leverage, operational cost efficiencies and positive pricing. Full year non-GAAP gross margin was 64 percent, an increase of approximately 100 basis points over prior year levels.

•

Non-GAAP operating margin was 24.1 percent in the fourth quarter, representing a 30 basis point increase over the same period in 2006. Full year operating margin increased by 100 basis points due to the company’s focus on improving margins through mix, price and operational efficiencies.

•	Fourth quarter non-GAAP tax rate was 30.1 percent and full year non-GAAP tax rate was 30.4 percent.

•

Weighted shares outstanding were 49.5 million in the fourth quarter as a result of the dilution from convertible bonds and employee stock options, partially offset by the continuation of the company’s share repurchase program. The company repurchased 1.1 million shares for $100 million in the fourth quarter.

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Cash flow from operating activities for the fourth quarter was $99 million. Fourth quarter capital expenditures were $42 million and free cash flow was $56 million. Full year cash flow from operating activities was $324 million, capital expenditures were $78 million and free cash flow was $245 million. The company ended the year with $671 million in cash & short-term investments.

Segment and Geographic Highlights

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BioDiscovery revenue was $239 million in the fourth quarter, an increase of 13.5 percent over the same period the previous year. Currency contributed 5.5 percent growth. Revenue growth was as a result of increased price and volume in a number of areas across the molecular biology and cellular analysis business units. A few highlights are as follows:

¡

Acceleration in the drug discovery sciences business, driven by increased outsourcing of screening services by pharmaceutical companies, resulted in double-digit year-over-year growth. Investments made in GPCR target through the Sentigen acquisition, strengthened Invitrogen’s broad portfolio of offerings in kinases and nuclear receptors.

¡

Gene Expression products, such as RNAi and real time PCR consumables, delivered another quarter of strong growth. Invitrogen now provides the most comprehensive human and mouse microRNA arrays on the market.

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¡	Double digit growth in Nucleic Acid Purification resulted from customers’ adoption of the company’s technology offerings which provide significant end-user benefits.

¡

The cellular analysis portfolio, including human antibodies for flow cytometry, growth factors, cytokines and cell signaling assays, as well as labeling and detection technologies from Molecular Probes, all had solid growth.

¡	BioDiscovery gross margins increased 170 basis points year over year due to positive price and mix, as well as continued operational efficiencies.

•

Cell Systems revenue was $97 million in fourth quarter 2007, an increase of 7 percent over the same period the previous year. Currency contributed 5 percent growth. This level of sales growth was as expected due to order timing from production customers.

¡	Research media and reagents had another quarter of double digit growth driven by improved sales execution and new product launches for specialty and stem cell media.

¡

Production media and reagents grew in low double digits in the quarter. This growth was offset by expected declines in production sera. For the full year 2007, sales of production media and sera grew 11 percent, with mid-teen growth for production media and flat sales growth of production sera.

¡	Cell Systems gross margins declined by 110 basis points year over year due to investments in operations and quality personnel, as well as lower sera pricing.

•

Revenue growth by region for the fourth quarter was 7 percent in the Americas, 19 percent in Europe and 14 percent in Asia Pacific. The emerging markets of India, China and Korea all had strong double-digit growth, while the Japan market remained steady.

•	Orders transacted through e-commerce channels reached a record high of 58 percent in the Americas during the fourth quarter, and more than 45 percent globally.

New Product Highlights

•	More than 1400 new products launched in 2007, demonstrating continued payoff of investments in R&D.

•	Launch of the GIBCO(R) AlgiMatrix(TM) 3D culture system, an animal-origin free bioscaffold that more closely mimics the conditions of a cell in the human body.

•	Introduction of STEMPRO(R) hESC SFM, a new fully-defined, serum- and feeder-free media specifically formulated for the growth and expansion of human embryonic stem cells (hESCs).

•	Launch of PlateSelect™ RNAi duplexes, which offers customers the ability to customize 96 well-plates with Invitrogen’s chemically modified Stealth™ or standard BLOCK-iT™ RNAi duplexes

Fiscal Year 2008 Outlook

Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company provided its expectations for fiscal year 2008 financial performance. Revenues are expected to increase in the mid single digits. Non-GAAP earnings per share are expected to grow in the high single to low double digits. The company will provide further detail on its business outlook during the conference call today.

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Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 4:30 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.invitrogen.com.

The webcast can be accessed on Invitrogen’s website at www.invitrogen.com on the Investor Relations home page. Alternatively, callers may listen to the live conference call by dialing 866.800.8649 (domestic) or 617.614.2703 (international) and use passcode 16353136. A replay of the webcast will be available on the Company’s website through Tuesday, February 26, 2008.

About Invitrogen

Invitrogen Corporation (Nasdaq:IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as non-GAAP results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are limited because they do not reflect the entirety of our business results.

We define our non-GAAP results as our GAAP results excluding the after tax impact of the following:

•	Acquisition related amortization
•	In process research and development expenses
•	Acquisition related gains and losses

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•	Asset impairment charges related to a portfolio review
•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations
•	Certain significant one time events that are unlikely to recur
•	Share based payment expenses as a result of adoption of FAS123R
•	Effect of 2006 convertible subordinated notes

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our non-GAAP results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and non-GAAP results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and non-GAAP earnings per share; 2) plans regarding our share repurchase program; 3) momentum in 2008; and 4) plans to sustain and expand organic growth and increase operating margins. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s repurchase shares of its common stock at prices that are acceptable to its Board of Directors and management; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data)	For the three months ended December 31, 2007				For the three months ended December 31, 2006
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$336,445	$—		$336,445	$301,583	$—		$301,583
Cost of revenues	125,340	(1,307	)(2)(3)	124,033	115,887	(1,367	)(2)(3)	$114,520
Purchased intangibles amortization	16,884	(16,884	)(4)	—	27,149	(27,149	)(4)	$—

Gross profit	194,221	18,191		212,412	158,547	28,516		187,063

Gross margin	57.7%			63.1%	52.6%			62.0%
Operating expenses:
Sales and marketing	68,542	(1,398	)(2)(3)	67,144	57,915	(1,423	)(2)(3)	56,492
General and administrative	38,300	(4,522	)(2)(3)	33,778	39,691	(4,604	)(2)(3)	35,087
Research and development	31,213	(940	)(2)(3)	30,273	24,605	(1,016	)(2)(3)	23,589
Business consolidation costs	846	(846	)(5)	—	4,497	(4,497	)(5)	—

Total operating expenses	138,901	(7,706)		131,195	126,708	(11,540)		115,168

Operating income	55,320	25,897		81,217	31,839	40,056		71,895
Operating margin	16.4%			24.1%	10.6%			23.8%
Interest income	8,348	—		8,348	5,271	—		5,271
Interest expense	(6,906)	—		(6,906)	(7,782)	—		(7,782)
Other income (expense), net	(1,280)	—		(1,280)	97	—		97

Total other income (expense), net	162	—		162	(2,414)	—		(2,414)

Income from continuing operations before provision for income taxes	55,482	25,897		81,379	29,425	40,056		69,481
Income tax provision	(14,981)	(9,547	)(6)	(24,528)	(6,811)	(14,184	)(6)	(20,995)

Income from continuing operations	$40,501	$16,350		$56,851	$22,614	$25,872		$48,486
Income (loss) from discontinued operations, net of tax	$550	$(550)		$—	$(122,768)	$122,768		$—

Net income (loss)	$41,051	$15,800		$56,851	$(100,154)	$148,640		$48,486
Effective tax rate for continuing operations	27.0%			30.1%	23.1%			30.2%
Add back interest expense for subordinated debt, net of tax	34	—		34	89	—		89

Numerator for diluted earnings per share for continuing operations	$40,535	$16,350		$56,885	$22,703	$25,872		$48,575

Earnings (loss) per common share:
Basic earnings per share from continuing operations	$0.87			$1.22	$0.47			$1.01

Basic earnings (loss) per share from discontinued operations	$0.01			$—	$(2.55)			$—

Basic earnings (loss) per share	$0.88			$1.22	$(2.08)			$1.01

Diluted earnings per share from continuing operations	$0.82			$1.15	$0.46			$0.99

Diluted earnings (loss) per share from discontinued operations	$0.01			$—	$(2.49)			$—

Diluted earnings (loss) per share	$0.83			$1.15	$(2.03)			$0.99

Weighted average shares used in per share calculation:
Basic	46,617			46,617	48,076	—		48,076
Diluted	49,542			49,542	49,219			49,219

(1)	The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from Non-GAAP results.

(2)	Add back amortization of deferred compensation of zero and $0.1 million for the three months ended December 31, 2007 and 2006, respectively, related to stock option plans assumed in business combinations.

(3)	Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $8.2 million and $8.3 million for the three months ended December 31, 2007 and 2006, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back business consolidation costs.

(6)	Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2007 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data)	For the year ended December 31, 2007				For the year ended December 31, 2006
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$1,281,747			$1,281,747	$1,151,175			$1,151,175
Cost of revenues	467,139	(6,153	)(2)(3)(4)	460,986	432,176	(6,698	)(2)(3)(4)	425,478
Purchased intangibles amortization	98,721	(98,721	)(5)	—	110,668	(110,668	)(5)	—

Gross profit	715,887	104,874		820,761	608,331	117,366		725,697

Gross margin	55.9%			64.0%	52.8%			63.0%
Operating expenses:
Sales and marketing	252,057	(6,059	)(3)(4)	245,998	232,388	(5,081	)(3)(4)	227,307
General and administrative	164,042	(19,685	)(3)(4)	144,357	150,068	(26,687	)(3)(4)	123,381
Research and development	115,833	(4,090	)(3)(4)	111,743	104,343	(4,161	)(3)(4)	100,182
Business consolidation costs	5,635	(5,635	)(6)	—	12,540	(12,540	)(6)	—

Total operating expenses	537,567	(35,469)		502,098	499,339	(48,469)		450,870

Operating income	178,320	140,343		318,663	108,992	165,835		274,827
Operating margin	13.9%			24.9%	9.5%			23.9%
Interest Income	27,961	—		27,961	26,687	—		26,687
Interest Expense	(27,967)	—		(27,967)	(32,156)	—		(32,156)
Other income (expense), net	332	—		332	540	(1,344	)(7)	(804)

Total other expense, net	326	—		326	(4,929)	(1,344)		(6,273)

Income from continuing operations before provision for income taxes	178,646	140,343		318,989	104,063	164,491		268,554
Income tax provision	(48,367)	(48,656	)(8)	(97,023)	(28,304)	(55,195	)(8)	(83,499)

Income from continuing operations	$130,279	$91,687		$221,966	$75,759	$109,296		$185,055
Income (loss) from discontinued operations, net of tax	$12,911	$(12,911)		$—	$(266,808)	$266,808		$—

Net income (loss)	$143,190	$78,776		$221,966	$(191,049)	$376,104		$185,055
Effective tax rate	27.1%			30.4%	27.2%			31.1%
Add back interest expense for subordinated debt, net of tax	147	—		147	574	—		574

Numerator for diluted earnings per share for continuing operations	$130,426	$91,687		$222,113	$76,333	$109,296		$185,629

Earnings (loss) per common share:
Basic earnings per share from continuing operations	$2.79			$4.75	$1.47			$3.60

Basic earnings (loss) per share from discontinued operations	$0.28			$—	$(5.19)			$—

Basic earnings (loss) per share	$3.07			$4.75	$(3.72)			$3.60

Diluted earnings per share from continuing operations	$2.69			$4.57	$1.44			$3.51

Diluted earnings (loss) per share from discontinued operations	$0.26			$—	$(5.04)			$—

Diluted earnings (loss) per share	$2.95			$4.57	$(3.60)			$3.51

Weighted average shares used in per share calculation:
Basic	46,686			46,686	51,393			51,393
Diluted	48,574			48,574	52,862			52,862

(1)	The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.5 million and $3.1 million for the year ended December 31, 2007 and 2006, respectively.

(3)	Add back amortization of deferred compensation was immaterial and $0.5 million for the year ended December 31, 2007 and 2006, respectively, related to stock option plans assumed in business combinations.

(4)	Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $35.5 million and $38.9 million for the year ended December 31, 2007 and 2006, respectively.

(5)	Add back amortization of purchased intangibles.

(6)	Add back business consolidation costs.

(7)	Deduct gain on the sale of a business operation.

(8)	Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2007 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006

(in thousands) (unaudited)	Bio-Discovery	Cell Systems	Unallocated(1)	Total
Segment results for the three months ended December 31, 2007
Revenues	$239,031	$97,414	$—	$336,445

Gross profit	164,183	48,229	(18,191)	194,221

Gross margin	68.7%	49.5%		57.7%
Selling and administrative	75,000	25,922	5,920	106,842
Research and development	25,858	4,415	940	31,213
Business consolidation costs	—	—	846	846

Operating income (loss)	$63,325	$17,892	$(25,897)	$55,320

Operating margin	26.5%	18.4%		16.4%

Segment results for the three months ended December 31, 2006
Revenues	$210,606	$90,977	$—	$301,583

Gross profit	141,047	46,016	(28,516)	158,547

Gross margin	67.0%	50.6%		52.6%
Selling and administrative	68,526	23,053	6,027	97,606
Research and development	21,143	2,446	1,016	24,605
Business consolidation costs	—	—	4,497	4,497

Operating income (loss)	$51,378	$20,517	$(40,056)	$31,839

Operating margin	24.4%	22.6%		10.6%

(1)	Unallocated items for the three months ended December 31, 2007 and 2006 include amortization of purchased intangibles of $16.9 million and $27.1 million, amortization of deferred compensation of zero and $0.1 million, business consolidation costs of $0.8 million and $4.5 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $8.2 million and $8.3 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

(in thousands) (unaudited)	Bio-Discovery	Cell Systems	Unallocated(1)	Total
Segment results for the year ended December 31, 2007
Revenues	$902,224	$379,523	$—	$1,281,747

Gross profit	633,060	187,701	(104,874)	715,887

Gross margin	70.2%	49.5%		55.9%
Selling and administrative	290,255	100,100	25,744	416,099
Research and development	97,219	14,524	4,090	115,833
Business consolidation costs	—	—	5,635	5,635

Operating income (loss)	$245,586	$73,077	$(140,343)	$178,320

Operating margin	27.2%	19.3%		13.9%

Segment results for the year ended December 31, 2006
Revenues	$814,650	$336,525	$—	$1,151,175

Gross profit	552,411	173,286	(117,366)	608,331

Gross margin	67.8%	51.5%		52.8%
Selling and administrative	265,940	84,748	31,768	382,456
Research and development	89,743	10,439	4,161	104,343
Business consolidation costs	—	—	12,540	12,540

Operating income (loss)	$196,728	$78,099	$(165,835)	$108,992

Operating margin	24.1%	23.2%		9.5%

(1)	Unallocated items for the year ended December 31, 2007 and 2006 include noncash charges for purchase accounting inventory revaluations of $0.5 million and $3.1 million, amortization of purchased intangibles of $98.7 million and $110.7 million, amortization of deferred compensation of immaterial and $0.5 million, business consolidation costs of $5.6 million and $12.6 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $35.5 million and $38.9 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
(in thousands)(unaudited)	2007	2006
Net income	$143,190	$(191,049)
Add back amortization and stock-based compensation	141,072	167,319
Add back impairment of goodwill	—	270,384
Add back depreciation	37,357	41,219
Balance sheet changes	6,173	(14,308)
Other noncash adjustments	(4,228)	(38,505)

Net cash provided by operating activities	323,564	235,060
Capital expenditures	(78,333)	(61,085)

Free cash flow	245,231	173,975
Net cash provided by investing activities (excluding capital expenditures above)	126,788	290,903
Net cash used in financing activities	(143,245)	(549,151)
Effect of exchange rate changes on cash	10,478	15,936

Net increase (decrease) in cash and cash equivalents	$239,252	$(68,337)

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (unaudited)	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and investments	$671,293	$356,488
Trade accounts receivable, net of allowance for doubtful accounts	192,137	177,510
Inventories	172,692	146,400
Deferred income taxes	20,699	35,184
Prepaid expenses and other current assets	33,663	25,022

Total current assets	1,090,484	740,604
Assets of discontinued operations	—	262,575
Property and equipment, net	319,653	275,419
Goodwill	1,528,779	1,480,008
Intangible assets, net	286,521	371,705
Long-term investments	753	2,850
Other assets	103,557	49,714

Total assets	$3,329,747	$3,182,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$124	$1,961
Accounts payable, accrued expenses and other current liabilities	225,218	205,421
Income taxes	9,071	20,704

Total current liabilities	234,413	228,086
Liabilities of discontinued operations	2,506	28,171
Long-term debt	1,150,700	1,150,824
Pension liabilities	28,428	38,444
Deferred income tax liabilities	102,373	92,942
Income taxes payables	27,093	—
Other long-term liabilities	18,787	13,981
Stockholders’ equity	1,765,447	1,630,427

Total liabilities and stockholders’ equity	$3,329,747	$3,182,875